                                                                     Exhibit 4.7

                         Debt Service Reserve Guaranty

     This DEBT SERVICE RESERVE GUARANTY (this "Guaranty"), dated as of October
                                               --------
23, 2001, is issued by Dominion Resources, Inc., a Virginia corporation, as guarantor (the "Guarantor") in favor of Bank One Trust Company, National
                ---------
Association, in its capacity as Administrative Agent under the Deposit and Disbursement Agreement referred to below, as beneficiary (the "Beneficiary").
                                                               -----------


                             WITNESSETH:

     WHEREAS, the Guarantor is the indirect parent of Elwood Energy LLC, a Delaware limited liability company, (the "Issuer");
                                          ------

     WHEREAS, the Issuer has entered into that certain Indenture, dated as of October 23, 2001 (the "Indenture"), with Bank One Trust Company, National
                       ---------
Association, as Trustee (in such capacity, the "Trustee");
                                                -------

     WHEREAS, the Issuer has entered into that certain Deposit and Disbursement Agreement, dated as of October 23, 2001 (the "Deposit and Disbursement
                                              ------------------------
Agreement"), with Bank One Trust Company, National Association, as
---------
Administrative Agent (in such capacity, the "Administrative Agent"), Bank One
                                             --------------------
Trust Company, National Association, as Collateral Agent (in such capacity, the "Collateral Agent") and Bank One Trust Company, National Association, as
 ----------------
Intercreditor Agent (in such capacity, the "Intercreditor Agent"), pursuant to
                                            -------------------
which the Issuer is required, among other things, to fund the Debt Service Reserve Account (as defined therein) with a combination of cash, letters of credit and guaranties (such guaranties to be in substantially the same form as this Guaranty); and

     WHEREAS, the Guarantor anticipates benefiting directly and indirectly from the transactions contemplated by the Indenture and the Deposit and Disbursement Agreement.

     NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:

SECTION 1.  DEFINITIONS

             (a) Each capitalized term used herein and not otherwise defined herein shall have the definition assigned to that term in the Deposit and Disbursement Agreement .

             (b)  The following terms shall have the following respective meanings:
          "Guaranty Cap" shall mean:
           ------------

             (a) for any date of determination occurring on a Six-Month DSR Date, an amount equal to 50% of the scheduled principal and interest which will be due or has become due on the Senior Secured Obligations during the period from and including the day after the Bond Payment Date immediately preceding such date of determination through and including the Bond Payment Date succeeding such date of determination; o r

             (b) for any date of determination other than a Six-Month DSR Date, an amount equal to 50% of the scheduled principal and interest which will be due or has become due on the Senior Secured Obligations during the period from and including the day after the Bond Payment Date immediately preceding such date of determination through and including the two Bond Payment Dates succeeding such date of determination;

provided, however, in the event of payment of any amounts by the Guarantor under
--------  -------
Section 2.1, the Guaranty Cap shall, subject to Section 4 hereof, be reduced by
-----------                                     ---------
the amount of such payment.

          "Notice of Payment" shall mean a notice of payment in substantially
           -----------------
the form attached hereto as Exhibit A.
                            ---------

SECTION 2.  GUARANTEE

     Section 2.1 Subject to the terms hereof, the Guarantor hereby unconditionally and irrevocably undertakes, as primary obligor and not merely as a surety, for the benefit of the Beneficiary to pay to the Administrative Agent, on first demand in the form of a Notice of Payment, the amount specified in such Notice of Payment, but in no event exceeding the Guaranty Cap. Each demand for payment under this

Guaranty shall be made in writing to the address set forth in Section 7.2
                                                              -----------
hereof and shall be in the form of the Notice of Payment.

     Section 2.2 The Guarantor shall make payment to the Beneficiary hereunder on first demand in the form of a Notice of Payment and notwithstanding any objection to such payment by the Issuer or any other Person. The Guarantor shall not require the Beneficiary to justify further its demand for payment, nor shall the Guarantor have any recourse against the Beneficiary in respect of any payment made hereunder. The Guarantor shall pay any sum demanded by the Beneficiary hereunder in immediately available funds on the date set forth in the Notice of Payment (which date shall be in accordance with the provisions of
Section 3.6(c), (g) or (h), as applicable, of the Deposit and Disbursement
--------------  ---    ---
Agreement).

     Section 2.3 Subject to Section 5 hereof, this Guaranty is a direct,
                            ---------
independent and primary obligation of the Guarantor and is an irrevocable, absolute, present, unconditional and continuing obligation, and the validity and enforceability of this Guaranty shall be absolute and is not conditioned in any way upon (a) the institution of suit or the taking of any other action or any attempt to enforce performance of or compliance with the obligations, covenants or undertakings (including any payment obligations) of the Issuer under the Deposit and Disbursement Agreement or any other Financing Document, (b) the genuineness, validity, legality or enforceability of any of the Transaction Documents or the lack of power or authority of the Issuer to enter into any of the Transaction Documents, or any other circumstance whatsoever (other than payment or performance) that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, (c) any right of set-off, recoupment or counterclaim, (d) any attempt to collect from the Issuer or any other entity or to perfect or enforce any security or any other condition or contingency or (e) any other action, occurrence or circumstance whatsoever.

     Section 2.4 Without limiting the generality of the foregoing, and subject to Section 5 hereof, the Guarantor shall have no right to terminate this
   ---------
Guaranty, or to be released, relieved or discharged from its obligations hereunder, and such obligations shall be neither affected nor diminished for any reason whatsoever, including:

          (i) any amendment or supplement to or modification of any of the Transaction Documents, any extension or renewal of the Issuer's obligations under any Transaction Document, or any subletting, assignment or transfer of the Issuer's or the Beneficiary's interest in the Transaction Documents;

          (ii) any bankruptcy, insolvency, readjustment, composition, liquidation or any other change in the legal status of the Issuer or any rejection or modification of the obligations of the Issuer or the Beneficiary as a result of any bankruptcy, reorganization, insolvency or similar proceeding;

          (iii) any furnishing or acceptance of additional security or any exchange, substitution, surrender or release of any security;

          (iv) any waiver, consent or other action or inaction or any exercise or nonexercise of any right, remedy or power with respect to any of the Transaction Documents;

          (v) the unenforceability, lack of genuineness or invalidity of the Senior Secured Obligations or any part thereof or the unenforceability, lack of genuineness or invalidity of any agreement relating thereto;

          (vi) (A) any merger or consolidation of the Issuer or the Guarantor into or with any other Person, (B) any change in the structure of the Issuer or the Guarantor, (C) any change in the ownership of the Issuer or the Guarantor or (D) any sale, lease or transfer of any or all of the assets of the Issuer or the Guarantor to any other Person;

          (vii) any default, misrepresentation, negligence, misconduct or other action or inaction of any kind by the Beneficiary under or in connection with any Financing Document or any other agreement relating to this Guaranty; or

          (viii) any other circumstance whatsoever (except the complete payment and performance of the Senior Secured Obligations), including, without limitation, any act or omission of the Issuer or the Beneficiary which changes the scope of the Guarantor's risk.

     Section 2.5 The Guarantor hereby unconditionally waives and releases, to the extent permitted by law any circumstance which might constitute a defense available to, or a discharge of, the Guarantor. No failure to exercise and no delay in exercising, on the part of the Beneficiary, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power or right. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

     Section 2.6 The Guarantor agrees to pay any costs and expenses incurred by the other parties to any Financing Document in connection with the enforcement of this Guaranty.

SECTION 3.  GUARANTOR'S REPRESENTATIONS AND WARRANTIES

          The Guarantor represents and warrants unto the Beneficiary as set forth in this Section 3.
              ---------

     Section 3.1 The Guarantor's long-term senior unsecured debt is rated at least "BBB" by S&P and "Baa2" by Moody's.

     Section 3.2 The Guarantor is duly organized, validly existing and in good standing under the laws of the state of its organization and has full power, authority and legal right to execute, deliver and perform this Guaranty.

     Section 3.3 The execution, delivery and performance by the Guarantor of this Guaranty has been duly authorized by all necessary corporate action. This Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforcement may be affected by applicable bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally.

     Section 3.4 The execution, delivery and performance of this Guaranty will not contravene any provision of law, rule or regulation to which the Guarantor is subject or any judgment, decree or order applicable to the Guarantor nor conflict or be inconsistent with or result in any breach of any terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien or other encumbrance upon any of the property or assets of the Guarantor pursuant to the terms of any agreement or other instrument to which the Guarantor is a party or by which it or its property is bound or to which it or its property may be subject, the violation of which could have a material adverse effect on the financial condition of the Guarantor, nor violate any provision of the constitutive documents of the Guarantor.

     Section 3.5 No pending or, to the knowledge of the Guarantor, threatened action, suit, investigation or proceeding against the Guarantor before any Governmental Authority exists which, if determined adversely to the Guarantor, would materially adversely affect the Guarantor's ability to perform its obligations under this Guaranty.

     Section 3.6 No consent from any Person is required for the execution, delivery and performance by the Guarantor of this Guaranty except that which has been obtained.

SECTION 4.  SURVIVAL OF GUARANTY

     Notwithstanding anything to the contrary herein, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any of the amounts paid to the Beneficiary, in whole or in part, is required to be repaid upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of the Guarantor, the Issuer or any other Person, or as a result of the appointment of a custodian, interviewer, receiver, trustee, or other officer with similar powers with respect to the Guarantor, the Issuer or any other Person or with respect to any substantial part of the property of the Guarantor, the Issuer or such other Person, all as if such payments had not been made.

SECTION 5.  TERMINATION

     Section 5.1 Subject to Section 5.2 hereof, this Guaranty and the
                            -----------
Guarantor's duties and obligations hereunder shall remain in full force and effect and be binding in accordance with its terms until the earlier of (i) the date on which all Senior Secured Obligations shall have been satisfied by payment and performance in full, (ii) the date on which the obligations of the Guarantor hereunder shall have been satisfied by payment and performance in full and (iii) the date on which the Issuer provides to the Beneficiary (w)
cash (to be deposited in the Debt Service Reserve Account), (x) a Debt Service Reserve L/C, (y) a replacement Debt Service Reserve Guaranty, or (z) any combination of (w), (x) and (y), such that, on such date, the Debt Service Reserve Account shall be fully funded without taking into account the amount that would otherwise be available under this Guaranty. Upon the earliest to occur of the dates set forth in clause (i), (ii) and (iii) above, this Guaranty and the Guarantor's duties and obligations hereunder (including its obligations under Section 2.1 hereof, shall terminate and be of no further force
                  -----------
and effect.

     Section 5.2 Notwithstanding anything to the contrary contained herein, the Guarantor shall have the right to terminate this Guaranty upon 45 Business Days' written notice to the Issuer and the Administrative Agent, which notice shall set forth the date on which this Guaranty will terminate (the "Termination
                                                               -----------
Date").  In the event the Guarantor (a) terminates this Guaranty in accordance
----
with this Section 5.2, and (b) receives, not less than 15 Business Days prior to
          -----------
the Termination Date, a Notice of Payment from the Administrative Agent, the Guarantor shall pay the amount set forth in such Notice of Payment in accordance with Section 2.1 hereof.
     -----------

SECTION 6.  REMEDIES; SUBROGATION

     Section 6.1 Remedies. In the event the Guarantor shall fail to pay immediately any amounts due under this Guaranty, or to comply with any other term of this Guaranty, the Beneficiary shall be entitled to all rights and remedies to which it may be entitled hereunder or at law, in equity or by statute .

     Section 6.2 Subrogation. The Guarantor will not exercise any rights that it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all of the Senior Secured Obligations shall have been paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Senior Secured Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Beneficiary to be credited and applied to by the Guarantor hereunder.

     Section 6.3 Survival of Remedies and Subrogation Rights. The provisions of this Section 6 shall survive the termination of this Guaranty and the payment in
     ---------
full of the Obligations and the termination of the Operative Documents.

SECTION 7.  MISCELLANEOUS

     Section 7.1 Amendments and Waivers. No term, covenant, agreement or condition of this Guaranty may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by the Guarantor and consented to by the Beneficiary.

     Section 7.2 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to the Guarantor hereto at its address set forth below or at such other address as such party may from time to time designate by written notice.

If to the Guarantor:

     Dominion Resources, Inc.
     120 Tredegar Street
     Richmond, VA 23219
     Telephone No.: (804) 819-2411
     Facsimile No.: (804) 819-2211
     Attention: Corporate Secretary

     Section 7.3 Survival. Except as expressly set forth herein, the warranties and covenants made by the Guarantor shall not survive the expiration or termination of this Guaranty.

     Section 7.4 Assignment and Assumption. This Guaranty may not be assigned by the Guarantor to, or assumed by, any successor to, or assignee of, the Guarantor without the prior written consent of the Beneficiary.

     Section 7.5 Governing Law. This Guaranty shall be in all respects governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance (without giving effect to the conflicts of laws provisions thereof, other than Section 5-1401 of the New York General Obligations Law).

     Section 7.6 Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 7.7  Merger.   This Guaranty constitutes the entire agreement and
supersedes all prior agreements and understandings, both written and oral between or among the Guarantor, the Issuer, and the Beneficiary with respect to the subject matter hereof.

     Section 7.8 Headings. The headings of the sections of this Guaranty are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

     Section 7.9 Further Assurances. The Guarantor will promptly and duly execute and deliver such further documents to make such further assurances for and take such further action reasonably requested by the Beneficiary, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Guaranty.

     Section 7.10 Effectiveness of Guaranty. This Guaranty shall be effective on the date of its execution and delivery by the Guarantor.

     Section 7.11 Ratings Events. The Guarantor hereby agrees to provide written notice to the Issuer and the Beneficiary within 10 days of becoming aware that its long-term senior unsecured debt is rated less than "Baa3" by Moody's or "BBB-" by S&P (a "Ratings Event").
                  -------------

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized.

                                        DOMINION RESOURCES, INC.,
                                        as Guarantor



                                        By: /s/ Thos. E. Capps
                                           ---------------------------------
                                        Name:  Thos. E. Capps
                                        Title: Chief Executive Officer and
                                                  President

                                                                    Exhibit A to
                                                   Debt Service Reserve Guaranty
                                                   -----------------------------

                             Form of Notice of Payment
                             -------------------------


                                                                          [Date]

Dominion Resources, Inc.
120 Tredegar Street
Richmond, VA 23219
Attention: Corporate Secretary

                             Re: Debt Service Reserve Guaranty
                                 -----------------------------

          Reference is made herein to (i) that certain Deposit and Disbursement Agreement, dated as of October 23, 2001 (the "Deposit and Disbursement
                                              ------------------------
Agreement"), among Elwood Energy LLC (the "Issuer"), Bank One Trust Company,
---------                                  ------
National Association, as Administrative Agent (in such capacity, the"Administrative Agent"), Bank One Trust Company, National Association, as
    --------------------
Collateral Agent (in such capacity, the "Collateral Agent") and Bank One Trust
                                         ----------------
Company, National Association, as Intercreditor Agent (in such capacity, the "Intercreditor Agent") and (ii) that certain Debt Service Reserve Guaranty,
 -------------------
dated as of October 23, 2001 (the "Guaranty"), issued by Dominion Resources,
                                   --------
Inc., a Virginia corporation (the "Guarantor"), in favor of the Administrative
                                   ---------
Agent, as beneficiary (the "Beneficiary").  All terms used herein and not
                            -----------
otherwise defined herein shall have the meaning assigned to such term in the Deposit and Disbursement Agreement.

          The undersigned, an authorized officer of the Beneficiary, does hereby certify on behalf of the Beneficiary, that:

     1.   This Notice of Payment is delivered pursuant to Section 2.1 of the
                                                          -----------
Guaranty.

     2. The Beneficiary hereby instructs the Guarantor to pay $_________ to the Beneficiary in immediately available funds in accordance with the wiring instructions attached hereto as Schedule I.


                                  Exhibit A-1

     3.   [The Beneficiary is entitled to draw on the Guaranty pursuant to
Section 3.6(c) of the Deposit and Disbursement Agreement in the amount set forth
--------------
in Section 2 hereof, which represents the Guarantor's ratable share of the DSR
   ---------
Insufficiency Amount.]
                                    - or -

     3. [The Beneficiary has received notice from the Guarantor that the Guaranty will be terminated on [________] in accordance with Section 5.2 of the
                                                             -----------
Guaranty, and (i) the Guaranty has not been replaced with a new Debt Service Reserve Guaranty or with a Debt Service Reserve L/C and (ii) the amount set forth in Section 2 hereof is no greater than the amount of the Guaranty Cap (as defined in the Guaranty).]

                                    - or -

     3. [The Beneficiary has received notice, in accordance with Section 7.11 of the Guaranty from the Guarantor that a Ratings Event (as defined in the Guaranty) has occurred, and (i) the Guaranty has not been replaced with a new Debt Service Reserve Guaranty or with a Debt Service Reserve L/C, (ii) the date of this Notice of Payment is at least 45 days after the Beneficiary received notice of the Ratings Event (as defined in the Guaranty), and (iii) the amount set forth in Section 2 hereof is no greater than the amount of the Guaranty Cap (as defined in the Guaranty).]

     IN WITNESS WHEREOF, the Beneficiary has executed this Notice of Payment as of the date first written above.

                                        BANK ONE TRUST COMPANY,
                                        NATIONAL ASSOCIATION,
                                        as Administrative Agent, as Beneficiary


                                        By:_______________________________
                                             Name:
                                             Title:


___________________
/1/ Insert date that is not less than 15 Business Days prior to the Termination Date (as defined in the Guaranty).


                                  Exhibit A-2

                                       12